UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (date of earliest event reported): June 10, 2008

Argyle Security, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51639	20-3101079
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 Concord Plaza

Suite 700

San Antonio, Texas 78216

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(210) 828-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 10, 2008, ISI Security Group, Inc. d/b/a Argyle Security USA (“Argyle Security USA”), a wholly owned subsidiary of Argyle Security, Inc. (the “Company”) executed a Commercial Lease Agreement (the “Lease”) with Greenwing Management, Ltd. (“Greenwing”), a related party, for 15,790 square feet of commercial office for a commercial enterprise and light maintenance space at 12906 Flagship Drive, San Antonio, Texas.  Greenwing is a Texas limited partnership owned by Sam Youngblood (“Youngblood”) and Don Carr (“Carr”).  Youngblood and Carr are executive officers and directors of Argyle Security USA and named executive officers of the Company.  The term of the Lease ends on November 30, 2019 with an option to renew for an additional five (5) years.  The monthly base rent for the first three years of the Lease is $17,105.83 and may be adjusted every three years based on an independent appraisal.  The new base rent will be calculated as follows: (i) if the new appraisal reflects a market rate greater than the market rate established at the most recent prior appraisal, then the base monthly rental will be set at ten percent (10%) less than the new market rate; or (ii) if the new appraisal reflects a market rate lower than the market rate established at the most recent prior appraisal, then the base monthly rental will (a) remain unchanged if the new market rate is less than ten percent (10%) below the previous market rate, or (b) equal the new market rate if the new market rate is more than ten percent (10%) below the previous market rate.  The base monthly rental is payable in advance with the first such payment upon execution of the Lease and thereafter on the first day of each subsequent calendar month.  Upon execution of the Lease Argyle Security USA paid a security deposit in the amount of three months base rent.  The Lease is a triple net lease in which Argyle Security USA is responsible for all expenses of operating the premises, including repairs, maintenance and property taxes for the premises, which is estimated to be an additional $6,000.00 per month.

The Company maintains the right to purchase the property during the term, in its sole discretion, for fair market value determined by an independent appraisal at the time of purchase provided that the purchase price is not less than the appraised value at the time of execution of this Lease.  The Company maintains the right of first refusal to purchase the property if Greenwing wants to sell it to a third party for fair market value determined by an independent appraisal as noted above.

The execution of the Lease with Greenwing was identified and acknowledged by the Company’s Board of Directors as a related party transaction because Youngblood and Carr are the owners of Greenwing and are executive officers and directors of Argyle Security USA and named executive officers of the Company. Consequently, the Company’s Board directed management to implement a series of measures designed to ensure that the transaction was considered, analyzed, negotiated, and approved objectively and independent of any control or influence from the related parties.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

A list of exhibits filed herewith is contained on the Exhibit Index immediately preceding such exhibits and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Argyle Security, Inc., a Delaware corporation

Dated: June 26, 2008	By:	/s/ Donald F. Neville
Donald F. Neville CHIEF FINANCIAL OFFICER

ARGYLE SECURITY, INC.

INDEX TO EXHIBITS

Exhibit No.	Description

10.69	Greenwing Lease Agreement